UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report  February 14, 2002
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               Garuda Capital Corp. (formerly Vanstar Films, Inc.)
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             (Exact name of registrant as specified in its chapter)

         Nevada                        0 - 30927                  980209053
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(State or other jurisdiction   (Commission File Number)     (IRS Employer ID #)
    of incorporation)


1895 26th Street, West Vancouver, B.C., Canada                    V7V 4K2
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code 604-482-0111
                                                   ------------


                               Vanstar Films, Inc.
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          (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure


On February 14, 2002 Vanstar Films, Inc. (OTC: VSTF) issued a press release to announce a re-organization of the Company including a consolidation of the share capital on a basis of one new share for each of twenty old shares, a private placement of one million shares at $0.10 per share and the change of the Company's name to Garuda Capital Corp. The authorized share capital remains at 50,000,000 shares.

The $100,000 of net proceeds from the private placement will provide working capital to assist management in its search for an acquisition.

Garuda is a development stage company that has a plan of engaging in either a merger or an acquisition or some other transaction with an as yet unidentified company although there can be no assurance that such a target company can be found. Several potential transactions are under consideration but no agreements have yet been reached.



                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           Garuda Capital Corp. (previously Vanstar Films, Inc.)
                           -----------------------------------------------------
                                              (Registrant)


                                                  /s/ John E. Curry
                                                  ------------------------------
                                                              (Signature)
Date: February 14, 2002                           John E. Curry, C.A., President
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